Exhibit 4.8

BEIJING BAOSHENG TECHNOLOGY CO., LTD.

Advertising Services Agreement of

Ali Intelligent Marketing Platform

PARTY A: BEIJING KAIKEBA TECHNOLOGY CO., LTD.

PARTY D: BEIJING BAOSHENG TECHNOLOGY CO., LTD.

Whereas Party A Beijing Kaikaiba Technology Co., Ltd. [Website: https://www.kaikeba.com] entrusts Party D to purchase advertisements from the intelligent marketing platform. Through friendly negotiation, both parties reach the Agreement (hereinafter referred to as "Single Agreement" or "the Agreement") on matters related to the implementation of information services by Party A on the intelligent marketing platform represented by Party D (URL main domain name includes all websites in e.sm.cn/e.uc.cn), Ali products and other websites cooperated by Ali Company.

I. INFORMATION SERVICES

1. Search ranking. Party A submits or entrusts Party D to submit materials and provide information services to the intelligent marketing platform represented by Party D through the ranking system of the intelligent marketing platform, and pays information service fee to Party D according to the total expenses in the ranking system of the intelligent marketing platform represented by Party D.

2. For brand direct delivery services, display services, interactive services, event marketing services and other new types of services, both parties shall separately sign the Statement, and implement information services according to agreements specified in the Statement in different stages. Party A shall pay information service fee to Party D according to agreements specified in the Statement in different stages.

II. PRICE RELATED

The Agreement shall be valid from [January 1, 2022] to [December 31, 2022].

III. PAYMENT TERMS

For The Information Service Fee Hereunder, Party D Shall Give Party A 60 Days Of Monthly Consumption Settlement Period.

For The Statement From March 1 To March 31, 2021, Party D Shall Send The Statement To Party A Before April 5, And After Confirmation By Party A's Email, It Shall Make A Payment To Party D's Corporate Account Before May 30, 2021, And So On. If Party A Has Any Objection To The Statement To Be Checked, It Has The Right Not To Settle Part In Dispute.

Both Parties Shall Check And Confirm The Information Service Fee Of Last Month Before The 5th Day Of Each Month, And Party D Shall Issue A Formal Special Vat Invoice For Party A According To The Billing Information Of Party A Before The 15th Day Of Each Month, And The Invoice Content Is Information Service Fee. In Case Of Special Circumstances, Such As Party D's Tax Declaration At The Beginning Of The Month, System Upgrade, Etc., Party A Shall Understand And Agree To Postpone The Billing Time, And The Payment Made By Party A To Party

BEIJING BAOSHENG TECHNOLOGY CO., LTD.

D May Also Be Postponed Equally. The Longest Extension Period Of Party D Shall Not Exceed 15 Days, Otherwise Party D Shall Bear Its Own Responsibilities.

IV. BILLING INFORMATION OF PARTY A:

1. Company Name: Beijing Kaikeba Technology Co., Ltd.

2. Tax No.:

3. Address:

4. Opening bank:

5. Bank account number:

Note: If there is any change in the above information, Party A shall submit a written change document stamped with official seal to Party D; otherwise, the losses incurred shall be borne by Party A.

V. ACCOUNT INFORMATION OF PARTY D:

1. Name of opening bank:

2. Account name:

3. Account number:

Note: Party A transfers money to Party D, and the bank charges shall be borne by Party A.

VI. ENTRY INTO FORCE OF THE AGREEMENT AND OTHERS

1. The Framework Service Agreement is signed by both parties in Dongcheng District, Beijing.

2. The Agreement shall come into force on the date when the validity period of the Agreement begins after both parties affix the seal of the Company.

Party A: Beijing Kaikeba Technology Co., Ltd.	Party D: Beijing Baosheng Technology Co., Ltd.
Address: Contact person: Gu Liren Tel: E-Mail: Signed on: January 19, 2022	Address: Contact person: Zou Wei Tel: E-Mail： Signed on: January 19, 2022

BEIJING BAOSHENG TECHNOLOGY CO., LTD.

Annex I:

General Terms and Conditions

I. Definition

1.	Information service products: Refer to the information services provided by Party D on the intelligent marketing platform or its channels.
2.

Information service fee: Refers to the information service fee that Party A should pay to Party D because Party D releases internet information services for Party A on the intelligent marketing platform.

3.	Incorrect release: Refers to the serious incorrect release of the internet information services hereunder for more than 4 consecutive hours during working hours due to Party D's fault or negligence.
4.

Omission: Refers to the failure of the internet information services hereunder to be released within the time stipulated herein due to Party D's fault or negligence, but does not include the reasonable technical processing time of information services on that day.

5.

Affiliated company: Refers to an enterprise that is or will be able to directly or indirectly control, jointly controls or has significant influence on the other party and that with two parties or multiple parties under the same control, joint control, or having significant influence on the other party" with Party D.

II. Rights and obligations of both parties

1. Information services

1.1

Party D has the obligation to clearly inform Party A of product service agreement on information services released on the intelligent marketing platform and the agreement and attachments related to Party A's rights and obligations herein, and shall assist the media in reviewing Party A's qualifications and the information content submitted by Party A through Party D. Party A's domain name is limited to all official websites of Party A, and no third-party website shall be used.

1.2

The information services released hereunder shall be provided by Party A. Party A guarantees that the released website and site do not contain any contents that violate the relevant laws and regulations of the People's Republic of China, including but not limited to contents that endanger national security, obscenity, falsehood, violation of law, infringe on intellectual property rights, personal rights and other legitimate rights and interests of others, and violate public order and good customs or links to these contents; Party A guarantees that the provided website address and the contents, materials and documents of the website are true, legal and legitimate, and are not obtained by unfair competition or other illegal means. At the same time, Party A promises not to make misleading false propaganda or exaggerated propaganda in the released contents, products or operations; Party A guarantees that the words, pictures, links, websites pointed to by links and other parts involved in the released information service content are directly consistent and relevant, and the overall effect of information

BEIJING BAOSHENG TECHNOLOGY CO., LTD.

services will not cause misunderstanding by consumers; Party A guarantees that in the provision of information services, Party A will not take illegal or cheating actions to increase the click rate of the website or obtain improper trading opportunities.

1.3

Party A understands that national laws and regulations and departmental rules and regulations have strict management regulations on internet information services, and Party D has the right to require Party A to provide relevant certification documents according to these regulations (the certification documents include but are not limited to: production or operation qualification certificates issued by relevant government departments; trademark registration certificate obtained in China and other certificates stipulated by laws and regulations). If Party A fails to provide Party D with the qualification certificates of customer qualifications, products or services required for performing the Agreement, and/or Party D believes that the above documents do not comply with laws and regulations or infringe upon the legitimate rights and interests of third parties, Party D has the right to request amendment or refuse to release the information services, and bear corresponding responsibilities.

1.4

If Party D finds that the released information service terms or keywords of Party A contain any contents that violate laws and regulations, public ethics or infringe upon the legitimate rights and interests of third parties, or Party D is required by relevant government departments to delete these information services, Party D has the right to delete relevant information services; if the circumstances are serious or cause or may cause losses to Party D, Party D has the right to delete all information services still released by the customer; Party D shall not assume any responsibility for the above-mentioned acts. In case of any dispute, lawsuit or claim against Party D, or Party D is criticized or punished by relevant government departments or ordered by government management departments to stop releasing information services, Party A shall be responsible for explaining to Party D. If Party D suffers any direct economic losses (including fine payment and compensation, etc.), Party D shall notify Party A in time, and Party A shall compensate the same amount within 7 days after receiving the notice; in case of the above situation, Party D has the right to unilaterally terminate the Agreement.

1.5

Both parties understand the urgency of information services, if information services are really needed before the Information Service Statement in different stages takes effect, Party A will authorize relevant contact person to sign the Information Service Statement. Party A recognizes that the Information Service Statement sent from Party A's email can be regarded as Party A's confirmation of information services (fax, scanning copy and original have the same legal effect), Party D will cooperate with Party A to provide information services if allowed, and the resulting information service fee shall be settled by Party A according to agreements of Information Service Statement in different stages. However, Party A shall still cooperate with Party D's stamping process of Information Service Statement within the agreed time. If the suffix of Party A's email changes, Party A shall notify Party D in writing within 3 days; otherwise, Party D shall not bear

BEIJING BAOSHENG TECHNOLOGY CO., LTD.

any legal responsibilities arising from Party D receiving wrong information for releasing or not releasing information services due to the change of email. Party D shall release information services according to the Agreement. If Party A has any objection to information services (including any incorrect release, omission or any other release in violation of the provisions of the Agreement), Party A shall submit it to Party D in writing and provide screenshots and other relevant evidences. After verification, Party D shall compensate and release it according to the principle of “one incorrect release and one makeup" and "one omission and one makeup”.

1.6

Party A shall not be liable to Party D for any indirect or punitive loss arising from or in connection with the Agreement, whether such liability arises from breach of the Agreement, tort (including negligence) or strict liability, or other conditions and whether Party D has been informed of the possibility of such damage.

1.7

Without the prior written consent of the other party, either party shall transfer the rights and obligations hereunder to a third party. However, Party A understands that Party D may need necessary assistance from its affiliated company to provide Party A with a written application when performing its obligations hereunder. With signature and consent of Party A, the above arrangements can be made. If the advertising materials and contents are provided or produced by Party D, Party D shall bear corresponding responsibilities for the advertising contents produced by Party D; if Party D's advertising materials and contents violate laws and regulations or infringe upon the legitimate rights and interests of third parties, Party D shall bear all responsibilities and compensate Party A for all losses incurred.

1.8

In case of any media fraud by Party D during the execution of the Contract, Party A has the right to terminate the Contract unilaterally and immediately by written or email notice, and Party D shall compensate Party A for all losses, including but not limited to fines, liquidated damages, compensation, legal fees, notarial fees, etc.

1.9

Party D guarantees that it has all qualifications and abilities to legally perform the services agreed herein, provides services to Party A in a proper, legal and true way, and does not violate the principle of good faith; otherwise, Party D shall refund the fees paid by Party A in full and compensate Party A for liquidated damages three times the total amount of the Contract. If Party A's losses exceed the aforesaid liquidated damages, Party D shall compensate Party A for all losses, including but not limited to fines, liquidated damages, compensation, legal fees, notarial fees, etc.

III. Guarantee, confidentiality and intellectual property clauses

1. Both parties guarantee that they have all the qualifications and rights to sign and perform the Agreement. Without the written permission of the other party, one party shall not transfer all or part of the rights and obligations hereunder to a third party in any form; otherwise, the party

BEIJING BAOSHENG TECHNOLOGY CO., LTD.

shall bear the liability for breach of contract. Failure of either party to exercise its rights hereunder in a timely manner shall not be deemed as a waiver of such rights, nor shall it affect the exercise of such rights by that party in the future.

2. Either party shall keep confidential the business secrets and other confidential materials and information of the other party known or available by signing or performing the Agreement, including but not limited to written materials, product prices, agency policies, customer list information, etc.; either party shall disclose, give or transfer such confidential information to a third party without the written consent of the other party. However, for the performance of the Agreement or the business needs of one party, confidential information may be disclosed to:

2.1	Employees within the recipient who need to know confidential information or employees of their affiliated company;
2.2

Partners who have signed confidential clauses or confidential agreements with the recipient, including law firms (lawyers), accounting firms (accountants), audit firms (auditors), evaluation firms (appraisers), etc.;

2.3	Government departments, judicial departments, stock exchanges or other regulatory agencies disclosed by one party in accordance with relevant laws and regulations.

3. Except for the work required by the Agreement, the trademark, logo, commercial information, technology and other materials of the other party shall not be used or copied without the prior consent of the other party.

4. The Article shall remain in force after the termination of the Agreement.

IV. Anti-bribery clause

1.

During the execution and performance of the Agreement and after the termination of the Agreement, the staff of either party shall adhere to the principles of objectivity, impartiality and fairness, and either Party (1) shall provide any remuneration, gifts or other tangible or intangible benefits to the employees and/or their family members of the other party or its affiliated company with which it has actual or potential business relations; (2) shall not arrange for the employees or their family members of the other party or the other party's affiliated company any activities that may affect the fair signing or performance of the Agreement; (3) if the employees or their family members of the party have interests in those of the other party, the employees of that party shall take the initiative to implement the avoidance system; (4) all discounts granted to the other party shall be explicitly stated in the Agreement or Supplementary Agreement, and discounts, labor fees or information fees shall not be returned to employees or family members of the other party or its affiliated company in any form beyond the Agreement or Supplementary Agreement.

2.

Violation of the above agreement shall be regarded as commercial bribery. If being discovered, it can be deemed to have caused substantial damage to the other party. The other party may terminate the Agreement, circulate a notice of criticism or give economic punishment to the relevant responsible person, transfer the criminal suspects to judicial organs for handling, and require the other party to pay twenty

BEIJING BAOSHENG TECHNOLOGY CO., LTD.

percent (20%) of the agreed amount as liquidated damages. If losses are caused to the other party or its affiliated company, the delinquent party shall continue to be responsible for compensation, except for small gifts given according to commercial practices in commercial transactions.

3.

In the process of signing and performing the Agreement, either party shall notify the other party in time in case of commercial bribery of the employees or their family members of the other party, and concealment, black box operation, malicious collusion or falsification is not allowed.

V. Liability for breach of contract

1. Both parties shall properly exercise their rights and fulfill their obligations to ensure the smooth implementation of the Agreement. Unless otherwise agreed herein, if either party violates its obligations stipulated herein, the delinquent party shall immediately stop its breach of contract on the date of receiving the written notice from the observant party requesting to correct its breach of contract, and bear the liability for breach of contract and compensate the observant party for all losses incurred within seven (7) days. Unless otherwise agreed in herein, if one party performs or fails to perform its obligations or exercises its rights hereunder, one party shall be liable for all losses (except profit loss or other indirect losses) suffered by the other party.

2. After Party D fulfills its advance payment obligations, Party A shall make a payment to Party D according to the Agreement. In case of overdue payment, it shall pay three over ten thousand of the amount payable to Party D as liquidated damages for each day overdue.

VI. Special exemption clause

1. Party A understands that for the normal operation of the intelligent marketing platform, it is necessary to stop and maintain the intelligent marketing platform regularly or irregularly. If information services hereunder cannot be released as planned due to such circumstances, Party D shall bear corresponding legal responsibilities and losses unless Party A agrees, and Party D shall be obliged to try its best to avoid service interruption or minimize the interruption time.

2. Based on the overall market interests and business needs, Party D may adjust the service content, layout, page design and other related aspects of the intelligent marketing platform from time to time. If the above adjustment affects information services hereunder (including the release location and/or release period, etc.), Party D shall bear corresponding legal responsibilities and losses unless Party A agrees, and Party D shall minimize the above influence as much as possible.

VII. Termination of agreement

1.	Unless otherwise agreed, the Agreement shall be terminated when any of the following circumstances occur:
1.1	The term of the Agreement expires and both parties decide not to renew it.

BEIJING BAOSHENG TECHNOLOGY CO., LTD.

1.2

Either party declares bankruptcy or enters into liquidation or dissolution proceedings. If Party A enters the bankruptcy application or liquidation or dissolution procedure, creditor's rights of Party D hereunder shall have the priority to be repaid.

1.3

One party constitutes or is likely to constitute a material breach of contract. If the delinquent party fails to stop the breach within thirty (30) days after receiving the notice from the observant party to stop the breach, it will constitute a material breach, and the observant party has the right to terminate the Agreement by written notice;

1.4	Party A has the right to unilaterally terminate the Agreement due to business or policy adjustment without prior notice, and Party A does not assume any responsibility for it.
2.	The Termination Notice shall take effect on the date of service, and the Agreement shall be terminated on the date of termination stated in the Termination Notice.
3.	Termination of the Agreement shall not affect the outstanding settlement or payment obligations of either party hereunder and other obligations or rights arising before the date of termination.

VIII. Force majeure

1.

“Force majeure” refers to events beyond the reasonable control of both parties, which is unforeseeable or unavoidable even if foreseen, and which prevents, affects or delays either party from performing all or part of its obligations hereunder. Such events include, but are not limited to, government acts, natural disasters, wars or any other similar events. In view of the special nature of the internet, force majeure also includes the following situations that affect the normal operation of the internet: hacker attacks, major impacts caused by technical adjustments in the telecommunications sector, temporary shutdowns caused by government regulations, and virus attacks.

2.

In case of force majeure, the obligations of both parties hereto shall be suspended within the scope and duration of force majeure, and either party shall bear any responsibility for it, but the solution to the problem shall be negotiated immediately. The information service period may be extended according to the suspension period, but both parties must reach a consensus through consultation. The party claiming to suffer from force majeure shall notify the other party not later than fifteen (15) days after the occurrence of force majeure, accompanied by a written proof of force majeure confirmed by relevant department, and shall minimize the impact of force majeure. If force majeure lasts for more than thirty (30) days and has a material adverse impact on the performance of the Agreement, either party may terminate the Agreement.

IX. Notice and delivery

1.	Any notice or written communication between both parties must be in Chinese and sent by fax, E-mail, personal service (including express mail) or registered mail.

BEIJING BAOSHENG TECHNOLOGY CO., LTD.

2.Unless otherwise agreed in herein, notices and letters sent by facsimile shall be served based on the exact time shown in the facsimile transmission record; if they are served after five o’clock (5:00) PM on that day, or not on a business day, they shall be served on the next business day; if they are sent by e-mail, they shall be deemed to have been served on the day of sending; if they are sent by special person (including express mail), they shall be deemed to have been served on the second business day from the date of sending; if they are sent by registered mail, they shall be deemed to have been served within five (5) business days from the date of sending on the basis of the receipt issued by the post office.

3.The contact information of both parties shall be subject to the address listed at the beginning of the text. In case of notification in various ways, the earliest delivery time shall prevail.

X. Dispute resolution

1.

Disputes arising from the signing, validity, interpretation and execution of the Agreement shall be settled through friendly negotiation. Otherwise, either party may submit the relevant disputes to the court where the Contract is signed for settlement.

2.	The Agreement shall be governed by the laws of the Mainland of the People's Republic of China (excluding conflict of laws).

XI. Miscellaneous

1.Any provision of the Agreement shall be deemed to have been deleted if, for whatever reason, it is invalid in whole or in part, unenforceable or contravenes any applicable law. However, the remaining provisions of the Agreement shall remain valid and binding.

2.The main body and annexes hereto constitute the complete agreement between both parties.

3.The Agreement is made in duplicate, with one copy held by Party A and Party D respectively, which has the same legal effect.

------------------------------[The remainder of the page is intentionally left blank. The Agreement ends]———————————

BEIJING BAOSHENG TECHNOLOGY CO., LTD.

Statement

1.

Through negotiation between both parties, Party A agrees to entrust Party D to provider information services on the intelligent marketing platform in accordance with the contract contents of the Advertising Services Agreement of Ali Intelligent Marketing Platform;

2.

After the Statement is confirmed by Party A's email, Party D shall provide a paper version together with the equivalent invoice for Party A;

3.

The document is made in duplicate. After receiving the document, Party A shall stamp it and send one copy back to Party D.

Media	Products	Period	Settlement amount	Book amount	Rebate distribution policy (media + agency)
Ali
Total settlement (RMB)				In figures
In words
Payer	Date of payment		Mode of payment	Receiving bank account number
Party A: Beijing Kaikeba Technology Co., Ltd.			√Bank remittances	Account name: Beijing Baosheng Technology Co., Ltd. Opening bank: Bank account number:
☐ Cheque
☐ Other modes:
Remarks

When Party A receives the invoice issued by Party D, it shall pay in time according to the payment days agreed in the Contract. For each day overdue, Party A shall pay three over ten thousand of the recharge amount to Party D as liquidated damages until the payment is paid off. During the overdue payment period, Party D has the right to suspend the service provided, and Party A has no right to enjoy any discount (rebate) of Party D (if any)

Party A: Beijing Kaikeba Technology Co., Ltd.			Party D: Beijing Baosheng Technology Co., Ltd.
Address: Contact person: Gu Liren Tel: F-Mail： Signed on: January 19, 2022			Address: Contact person: Zou Wei Tel: E-Mail： Signed on: January 19, 2022

BEIJING BAOSHENG TECHNOLOGY CO., LTD.

Supplementary Agreement to Advertising Services Agreement of Ali Intelligent Marketing Platform

The Contract is signed by the following parties in Dongcheng District, Beijing:

Party A: Beijing Kaikeba Technology Co., Ltd.

Address:

Contact person: Gu Liren

Tel:

Party D: [Beijing Baosheng Technology Co., Ltd.]

Address:

Contact person: Zou Wei

Tel:

Whereas both parties signed the Contract of [Advertising Services Agreement of Ali Intelligent Marketing Platform] (hereinafter referred to as the "Original Contract") on [January 19, 2022], and now through friendly negotiation, both parties have reached the following supplementary agreement (hereinafter referred to as "the Agreement") for mutual compliance:

1. The annual framework amount hereunder is [3,000,000.00] yuan, that is, in words RMB [Three Million] only.

2. Media policy: 30/100 rebate.

3. Agency policy: 5/100 rebate.

Framework amount	Media policy	Agency policy	Total
3,000,000	30/100 rebate	5/100 rebate	35/100 rebate

4. Cash deposit

Party A shall pay 10% of the annual framework amount before Party D makes a payment to the media as cash deposit, that is, [300,000.00] yuan, in words RMB [Three Hundred Thousand] only, and the amount shall be paid by Party A.

Upon the expiration of the term of the Agreement, the total amount actually consumed by Party A shall reach or exceed the annual framework amount. If it fails to reach that of the media, all the cash deposit shall be deducted. Party D shall synchronize with Party A within 3 working days after receiving the media deduction notice. Moreover, Party A no longer enjoys the framework policies agreed herein. The intelligent marketing platform represented by Party D will recalculate all advertisements delivered by Party A within the validity period of the original agreement according to the original price (advertisement sample price) of its unified external quotation. If other discounts of the intelligent marketing platform represented by Party D are obtained after recalculation, Party A can re-settle with Party D according to other discounts. The final deduction method and amount shall be subject to the public information of the intelligent marketing platform represented by Party D.

BEIJING BAOSHENG TECHNOLOGY CO., LTD.

5. Other clauses of the Original Contract remain unchanged. As an integral part of the Original Contract, the Agreement has the same legal effect as the Original Contract. If specified in both the Agreement and the Original Contract, the Agreement shall prevail; if not specified in the Agreement, the Original Contract shall prevail.

6. The Agreement shall come into force after being signed and sealed by both parties.

7. The Agreement is made in duplicate, with each party holding one copy, which has the same legal effect.

(The remainder of the page is intentionally left blank, which is the signature page)

Party A: [Beijing Kaikaiba Technology Co., Ltd.]

Signed on: January 19, 2022

Party D: [Beijing Baosheng Technology Co., Ltd.]

Signed on: January 19, 2022

BEIJING BAOSHENG TECHNOLOGY CO., LTD.

Supplementary Agreement to Advertising Services Agreement of Ali Intelligent Marketing Platform

The Contract is signed by the following parties in Dongcheng District, Beijing:

Party A: Beijing Kaikeba Technology Co., Ltd.

Address:

Contact person: Gu Liren

Tel:

Party D: [Beijing Baosheng Technology Co., Ltd.]

Address:

Contact person: Zou Wei

Tel:

Whereas both parties signed the Contract of [Advertising Services Agreement of Ali Intelligent Marketing Platform] (hereinafter referred to as the "Original Contract") on [January 19, 2022], and now through friendly negotiation, both parties have reached the following supplementary agreement (hereinafter referred to as "the Agreement") for mutual compliance:

1. In the Framework Agreement, the annual joint framework amount of Party A in Ali Media is [5,000,000.00] yuan, that is, in words [Five Million] Only. The annual framework amount of Party D is [3,000,000.00] Yuan

2. Media policy: 32/100 rebate.

3. Agency policy: 5/100 rebate.

Framework amount	Media policy	Agency policy	Total
5,000,000	32/100 rebate	5/100 rebate	37/100 rebate

4. Cash deposit

Party A shall pay 10% of the annual framework amount before Party D makes a payment to the media as cash deposit, that is, [300,000.00] yuan, in words [Three Hundred Thousand] only, and the amount shall be paid by Party A.

Upon the expiration of the term of the Agreement, the total amount actually consumed by Party A shall reach or exceed the annual framework amount by no less than [5,000,000.00] yuan, that is, in words RMB [Five Million] only. The actual amount completed shall be subject to the confirmation by the media at the end of the year. If it fails to reach that of the media, all the cash deposit will be deducted, and Party D shall synchronize with Party A within 3 working days after receiving the media deduction notice. Moreover, Party A no longer obtains the discounts agreed herein. The intelligent marketing platform represented by Party D will recalculate all advertisements delivered by Party A within the validity period of the original agreement according to the original price (advertisement sample price) of its unified external quotation. If other discounts of the intelligent marketing platform represented by Party D are obtained after recalculation, Party A can re-settle with Party D

BEIJING BAOSHENG TECHNOLOGY CO., LTD.

according to other discounts. The final deduction method and amount shall be subject to the public information of the intelligent marketing platform represented by Party D.

5. Other clauses of the Original Contract remain unchanged. As an integral part of the Original Contract, the Agreement has the same legal effect as the Original Contract. If specified in both the Agreement and the Original Contract, the Agreement shall prevail; if not specified in the Agreement, the Original Contract shall prevail.

6. The Agreement shall come into force after being signed and sealed by both parties.

7. The Agreement is made in duplicate, with each party holding one copy, which has the same legal effect.

(The remainder of the page is intentionally left blank, which is the signature page)

Party A: [Beijing Kaikaiba Technology Co., Ltd.]

Signed on: January 19, 2022

Party D: [Beijing Baosheng Technology Co., Ltd.]

Signed on: January 19, 2022

BEIJING BAOSHENG TECHNOLOGY CO., LTD.

Supplementary Agreement to Advertising Services Agreement of Ali Intelligent Marketing Platform

The Contract is signed by the following parties in Dongcheng District, Beijing:

Party A: Beijing Kaikeba Technology Co., Ltd.

Address:

Contact person: Gu Liren

Tel:

Party D: [Beijing Baosheng Technology Co., Ltd.]

Address:

Contact person: Zou Wei

Tel:

Whereas both parties signed the Contract of [Advertising Services Agreement of Ali Intelligent Marketing Platform] (hereinafter referred to as the "Original Contract") on [January 19, 2022], and now through friendly negotiation, both parties have reached the following supplementary agreement (hereinafter referred to as "the Agreement") for mutual compliance:

1. The screen opening resource package hereunder is [500,000.00] yuan, that is, in words RMB [Five Hundred Thousand] only. The amount shall be paid according to the payment days agreed in the Original Contract.

Screen Opening Resource Package
Form	Resource name	Formal description	Quantity	Unit price of advertisement sample	Unit	Total price of advertisement sample	Package price
Standard resource	Topview	Startup logo + recommended channel information flow Startup logo: Dynamic (5s)/video (5s) (click support) and information flow linkage of recommended information channel	11575	240	CPM	2778000	500000

2. Other clauses of the Original Contract remain unchanged. As an integral part of the Original Contract, the Agreement has the same legal effect as the Original Contract.

3. The Agreement shall come into force after being signed and sealed by both parties.

4. The Agreement is made in duplicate, with each party holding one copy, which has the same legal effect.

BEIJING BAOSHENG TECHNOLOGY CO., LTD.

(The remainder of the page is intentionally left blank, which is the signature page)

Party A: [Beijing Kaikaiba Technology Co., Ltd.]  Party D: [Beijing Baosheng Technology Co., Ltd.]

Signed on: February 17, 2022	Signed on: February 17, 2022